June 2025
Pricing Supplement
Dated June 5, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$2,000,000 Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The Buffered Securities offered are our senior debt securities. Any payments on the Buffered Securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 9% of the stated principal amount and have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. The initial average index value will be equal to the arithmetic average of the index closing values on each of the initial averaging dates. The final average index value, which will be used to calculate the payment at maturity, will be equal to the arithmetic average of the index closing values on each of the final averaging dates, as further described below. At maturity, if the final average index value is greater than or equal to 105% of the initial average index value, which we refer to as the upper strike index value, investors will receive $1,326.20 per $1,000.00 stated principal amount plus an additional return of 0.406% for each 1% of the initial average index value by which the final average index value exceeds the upper strike index value, subject to the maximum payment at maturity, which is $1,431.76 per $1,000.00 stated principal amount. If the final average index value is less than the upper strike index value but greater than or equal to 91% of the initial average index value, which we refer to as the lower strike index value, investors will receive the stated principal amount of their investment plus a return of 2.33% for each 1% of the initial average index value by which the final average index value exceeds the lower strike index value. However, if the final average index value is less than the lower strike index value, investors will lose 1% for every 1% decline beyond the specified buffer amount of 9% of the initial average index value, subject to the minimum payment at maturity of 9% of the stated principal amount. Investors may lose up to 91% of the stated principal amount of the Buffered Securities. These Buffered Securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside returns above the maximum payment at maturity in exchange for the strike return and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered Securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the Buffered Securities are subject to the credit risk of BofA Finance, as issuer of the Buffered Securities, and BAC, as guarantor of the Buffered Securities. If we default on our obligations, you could lose some or a significant portion of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Aggregate principal amount:	$2,000,000
Stated principal amount:	$1,000.00 per Buffered Security
Issue price:	$1,000.00 per Buffered Security (see “Commissions and issue price” below)
Strike date:	June 3, 2025
Pricing date:	June 5, 2025
Original issue date:	June 10, 2025 (3 business days after the pricing date)
Maturity date:	January 4, 2030
Underlying index:	The Dow Jones Industrial Average® (Bloomberg symbol: “INDU”), a price return index
Payment at maturity per Buffered Security:
You will receive at maturity a cash payment per Buffered Security as follows:
If the final average index value is greater than or equal to the upper strike index value:
$1,326.20 + [$1,000.00 × upper strike return × 40.60%]
In no event, however, will the payment at maturity exceed the maximum payment at maturity.
If the final average index value is less than the upper strike index value but greater than or equal to the lower strike index value:
$1,000.00 + [$1,000.00 × lower strike return × 233%]
If the final average index value is less than the lower strike index value:
($1,000.00 × index performance factor) + $90.00
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000.00. However, under no circumstances will the payment due at maturity be less than $90.00 per Buffered Security.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
$984.10 per $1,000.00 in principal amount of Buffered Securities, which is less than the price to public listed below. The actual value of your Buffered Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the Buffered Securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per Buffered Security	$1,000.00	$2.50(1)	$997.50
Total	$2,000,000.00	$5,000.00	$1,995,000.00
(1) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $2.50 for each Buffered Security.
There are important differences between the Buffered Securities and a conventional debt security. Potential purchasers of the Buffered Securities should consider the information in “Risk Factors” beginning on page 8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Buffered Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Terms continued from previous page:
Upper strike return:	[(final average index value – upper strike index value)] / initial average index value
Lower strike return:	[(final average index value – lower strike index value)] / initial average index value
Initial average index value:	The arithmetic average of the index closing values on each of the initial averaging dates.
Upper strike index value:	105% of the initial average index value.
Lower strike index value:	91% of the initial average index value.
Final average index value:	The arithmetic average of the index closing values on each of the final averaging dates.
Initial averaging dates:	Each index business day on which there is no market disruption event during the approximately 3-month period from and including June 3, 2025 (the strike date) to and including September 2, 2025.
Final averaging dates:	Each index business day on which there is no market disruption event during the approximately 3-month period from and including October 1, 2029 to and including December 31, 2029.
Buffer amount:	9%
Minimum payment at maturity:	$90.00 per Buffered Security (9% of the stated principal amount)
Index performance factor:	Final average index value divided by the initial average index value
Maximum payment at maturity:	$1,431.76 per Buffered Security (143.176% of the stated principal amount)
CUSIP / ISIN:	09711HT29 / US09711HT297
Listing:	The Buffered Securities will not be listed on any securities exchange.
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Investment Summary
The Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030 (the “Buffered Securities”) can be used:
●
As an alternative to direct exposure to the underlying index that offers upside exposure for a certain range of performance of the underlying index if the final average index value is greater than the upper strike index value or the lower strike index value, as applicable, subject to the maximum payment at maturity.

●	To potentially obtain upside exposure to the performance of the underlying index in a moderately bullish or moderately bearish environment.
●	To obtain a buffer against a specified level of negative performance of the underlying index.
Maturity:	Approximately 4.5 years
Maximum payment at maturity:	$1,431.76 per Buffered Security (143.176% of the stated principal amount)
Upper strike index value:	105% of the initial average index value
Lower strike index value:	91% of the initial average index value
Buffer amount:	9%, with 1-to-1 downside exposure below the buffer
Minimum payment at maturity:	$90.00 per Buffered Security (9% of the stated principal amount). Investors may lose up to 91% of the stated principal amount of the Buffered Securities.
Coupon:	None

Any payments on the Buffered Securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying index. The economic terms of the Buffered Securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 8), reduced the economic terms of the Buffered Securities to you and the initial estimated value of the Buffered Securities. Due to these factors, the price to public you are paying to purchase the Buffered Securities is greater than the initial estimated value of the Buffered Securities as of the pricing date.
The initial estimated value of the Buffered Securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the Buffered Securities, see “Risk Factors” beginning on page 8 and “Structuring the Buffered Securities” on page 17.
The Buffered Securities are our senior debt securities. Any payments on the Buffered Securities are fully and unconditionally guaranteed by BAC. The Buffered Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The Buffered Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Buffered Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Key Investment Rationale
The Buffered Securities offer upside exposure for a certain range of performance of the underlying index, subject to the maximum payment at maturity, to the extent that the final average index value is greater than the upper strike index value or lower strike index value, as applicable, while providing limited protection against negative performance of the underlying index. The initial average index value will be equal to the arithmetic average of the index closing values on each of the initial averaging dates. The final average index value, which will be used to calculate the payment at maturity, will be equal to the arithmetic average of the index closing values on each of the final averaging dates. At maturity, if the final average index value is greater than or equal to the upper strike index value, investors will receive a payment at maturity equal to $1,326.20 per $1,000.00 stated principal amount plus an additional return of 0.406% for each 1% of the initial average index value by which the final average index value exceeds the upper strike index value, subject to the maximum payment at maturity. At maturity, if the final average index value is less than the upper strike index value but greater than or equal to the lower strike index value, investors will receive a payment at maturity equal to the stated principal amount of their investment plus a return of 2.33% for each 1% of the initial average index value by which the final average index value exceeds the lower strike index value. However, at maturity, if the final average index value is less than the lower strike index value, the investor will lose 1% for every 1% decline beyond the specified buffer amount of 9%, subject to the minimum payment at maturity. Accordingly, investors may lose up to 91% of the stated principal amount of the Buffered Securities. All payments on the Buffered Securities are subject to issuer and guarantor credit risk.
Upside Scenario 1: Upside Performance Up to a Cap
The final average index value is greater than or equal to the upper strike index value, and, at maturity, the Buffered Securities redeem for $1,326.20 per $1,000.00 stated principal amount plus an additional return of 0.406% for each 1% of the initial average index value by which the final average index value exceeds the upper strike index value, subject to the maximum payment at maturity of $1,431.76 per Buffered Security (143.176% of the stated principal amount).

Upside Scenario 2: Upside Performance Within a Specified Range
The final average index value is less than the upper strike index value but greater than or equal to the lower strike index value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000.00 per $1,000.00 stated principal amount plus a return of 2.33% for each 1% of the initial average index value by which the final average index value exceeds the lower strike index value.

Downside Scenario
The underlying index declines in value by more than 9% (meaning that the final average index value is less than the lower strike index value), and, at maturity, the Buffered Securities redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease in the final average index value from the initial average index value, plus the buffer amount of 9%. (Example: if the final average index value decreases from the initial average index value by 34%, the Buffered Securities will redeem at maturity for $750.00 per Buffered Security, or 75% of the stated principal amount.) The minimum payment at maturity is $90.00 per Buffered Security.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
How the Buffered Securities Work
Hypothetical Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Buffered Securities based on the following terms:
Stated principal amount:	$1,000.00 per Buffered Security
Maximum payment at maturity:	$1,431.76 per Buffered Security (143.176% of the stated principal amount)
Upper strike index value:	105% of the initial average index value
Lower strike index value:	91% of the initial average index value
Buffer amount:	9%
Minimum payment at maturity:	$90.00 per Buffered Security
Hypothetical Buffered Securities Payoff Diagram

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
How it works
The examples below illustrate the payment at maturity on the Buffered Securities based on the following terms:
Stated principal amount:	$1,000.00 per Buffered Security
Maximum payment at maturity:	$1,431.76 per Buffered Security (143.176% of the stated principal amount)
Hypothetical initial average index value:	100.00
Hypothetical upper strike index value:	105.00 (105% of the initial average index value)
Hypothetical lower strike index value:	91.00 (91% of the initial average index value)
Buffer amount:	9%
Minimum payment at maturity:	$90.00 per Buffered Security
Upside Scenario 1. If the final average index value is greater than or equal to the upper strike index value, investors will receive $1,326.20 per $1,000.00 stated principal amount plus an additional return of 0.406% for each 1% of the initial average index value by which the final average index value exceeds the upper strike index value, subject to the maximum payment at maturity. Under the terms of the Buffered Securities, an investor will realize the maximum payment at maturity of $1,431.76 per Buffered Security (143.176% of the stated principal amount) at a final average index value of 131.00% of the initial average index value.
￭     If the final average index value is 115 (115% of the initial average index value), the investor would receive a 36.68% return, or $1,366.80 per Buffered Security, determined as follows:
= $1,326.20 + [$1,000.00 × upper strike return × 40.60%]
= $1,326.20 + [$1,000.00 × ([final average index value – upper strike index value] / initial average index value) × 40.60%]
= $1,326.20 + [$1,000.00 × ([115 – 105] / 100) × 40.60%]
= $1,326.20 + [$1,000.00 × 0.10 × 40.60%]
= $1,326.20 + $40.60
= $1,366.80 per Buffered Security
￭     If the final average index value is 190 (190% of the initial average index value), the investor would receive only the maximum payment at maturity of $1,431.76 per Buffered Security, or 143.176% of the stated principal amount, determined as follows:
= $1,326.20 + [$1,000.00 × upper strike return × 40.60%]
= $1,326.20 + [$1,000.00 × ([final average index value – upper strike index value] / initial average index value) × 40.60%]
= $1,326.20 + [$1,000.00 × ([190 – 105] / 100) × 40.60%]
= $1,326.20 + [$1,000.00 × 0.85 × 40.60%]
= $1,326.20 + $345.10
= $1,671.30 per Buffered Security
However, because the payment at maturity for the Buffered Securities cannot exceed the maximum payment at maturity, the payment at maturity will be $1,431.76 per Buffered Security.
Upside Scenario 2. If the final average index value is less than the upper strike index value but greater than or equal to the lower strike index value, investors will receive the stated principal amount of their investment plus a return of 2.33% for each 1% of the initial average index value by which the final average index value exceeds the lower strike index value.
￭     If the final average index value is 92 (92% of the initial average index value), the investor would receive a 2.33% return, or $1,023.30 per Buffered Security, determined as follows:
= $1,000.00 + [$1,000.00 × lower strike return × 233%]
= $1,000.00 + [$1,000.00 × ([final average index value – lower strike index value] / initial average index value) × 233%]
= $1,000.00 + [$1,000.00 × ([92 – 91] / 100) × 233%]
= $1,000.00 + [$1,000.00 × 0.01 × 233%]
= $1,000.00 + $23.30
= $1,023.30 per Buffered Security
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Downside Scenario. If the final average index value is less than the lower strike index value, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the value of the underlying index from the initial average index value, plus the buffer amount of 9%. The minimum payment at maturity is $90.00 per Buffered Security.
￭     For example, if the final average index value is 55 (i.e., the underlying index depreciates 45%), investors would lose 36.00% of their principal and receive only $640.00 per Buffered Security at maturity, or 64.00% of the stated principal amount, determined as followed:
= ($1,000.00 × index performance factor) + $90.00
= ($1,000.00 × [final average index value / initial average index value]) + $90.00
= ($1,000.00 × [55/100]) + $90.00
= ($1,000.00 × 0.55) + $90.00
= $550.00 + $90.00
= $640.00 per Buffered Security
The initial average index value will be equal to the arithmetic average of the index closing values on each of the initial averaging dates, and the final average index value, which will be used to calculate the payment at maturity, will be equal to the arithmetic average of the index closing value on each of the final averaging dates. See “You will not know the initial average index value on the pricing date; the value of the underlying index on one or more initial averaging dates may adversely affect the initial average index value” and “The final average index value is based on the arithmetic average of the index closing values on each of the final averaging dates during the approximately 3-month period from and including October 1, 2029 to and including December 31, 2029, and therefore the payment at maturity may be less than if it were based solely on the index closing value on the last final averaging date” in “Risk Factors—Structure-related Risks” below.
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Risk Factors
Your investment in the Buffered Securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the Buffered Securities should be made only after carefully considering the risks of an investment in the Buffered Securities, including those discussed below, with your advisors in light of your particular circumstances. The Buffered Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Buffered Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Buffered Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in significant a loss; the Buffered Securities provide a minimum payment at maturity of only 9% of the stated principal amount. If the final average index value is less than the lower strike index value, at maturity, you will lose 1% of the principal amount for each 1% of the initial average index value that the final average index value is less than the lower strike index value. In that case, you will lose some or a significant portion of your investment in the Buffered Securities.

●
The Buffered Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Buffered Securities, regardless of the extent to which the final average index value of the underlying index exceeds the initial average index value.

●
The return on the Buffered Securities will be limited to the maximum payment at maturity. The return on the Buffered Securities will not exceed the maximum payment at maturity, regardless of the performance of the underlying index. Your return on the Buffered Securities may be less than the return that you could have realized if you invested directly in the stocks included in the underlying index, and you will not receive the full benefit of any appreciation in the value of the underlying index beyond a level that would result in the maximum payment at maturity.

●
Your return on the Buffered Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Buffered Securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the Buffered Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

●
You will not know the initial average index value on the pricing date; the value of the underlying index on one or more initial averaging dates may adversely affect the initial average index value. Because the initial average index value will be calculated over daily initial averaging dates during an approximately 3-month period from and including June 3, 2025 to and including September 2, 2025, the initial average index value will not be determined until the last initial averaging date and, accordingly, you will not know the initial average index value on the pricing date. It is possible that the underlying index may increase in value over the initial averaging dates, which will increase the initial average index value. The initial average index value may be higher than if it were based on the closing value of the underlying index on the pricing date—in order to receive a positive return in this case, the final average index value will need to be higher than it would if the initial average index value were the index closing value of the underlying index on the pricing date. Investing in the Buffered Securities is not the same as investing in securities that offer 1-to-1 upside exposure to the performance of the underlying index.

●
The final average index value will be based on the arithmetic average of the index closing values on each of the final averaging dates during the approximately 3-month period from and including October 1, 2029 to and including December 31, 2029, and therefore the payment at maturity may be less than if it were based solely on the index closing value on the last final averaging date. The amount payable at maturity will be calculated by reference to the average of the index closing values on the final averaging dates during the period from and including October 1, 2029 to and including December 31, 2029. Due to such averaging, as well as the averaging used to determine the initial average index value, the index return of the underlying index does not reflect the simple performance of such underlying index over the term of your Buffered Securities. In calculating the final average index value, positive performance of the underlying index as of some averaging dates may be moderated, or wholly offset, by lesser or negative performance as of other averaging dates. Similarly, the final average index value, calculated based on the index closing value on each of the final averaging dates, may be less than the index closing value on the last final averaging date, and as a result, the payment at maturity you receive may be less than if it were based solely on the index closing value on the last final averaging date. Investing in the Buffered Securities is not the same as investing in securities that offer 1-to-1 upside exposure to the performance of the underlying index.

●
Any payments on the Buffered Securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the Buffered Securities. The Buffered Securities are our senior unsecured debt securities. Any payment on the Buffered Securities will be fully and unconditionally guaranteed by the guarantor. The Buffered Securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of the payment at maturity will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the Buffered Securities on the maturity date, regardless of the final average index value of the underlying index as compared to the initial average index value. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be at any time after the pricing date of the Buffered Securities. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Buffered Securities.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the Buffered Securities. However, because your return on the Buffered Securities depends upon factors in addition to our ability and

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities

the ability of the guarantor to pay our respective obligations, such as the value of the underlying index, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the Buffered Securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the Buffered Securities in the ordinary course. Therefore, our ability to make payments on the Buffered Securities may be limited.

Valuation- and Market-related Risks
●
The price to public you are paying for the Buffered Securities exceeds their initial estimated value. The initial estimated value of the Buffered Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Buffered Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Buffered Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the level of the underlying index, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the Buffered Securities” below. These factors, together with various credit, market and economic factors over the term of the Buffered Securities, are expected to reduce the price at which you may be able to sell the Buffered Securities in any secondary market and will affect the value of the Buffered Securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your Buffered Securities in any secondary market (if any exists) at any time. The value of your Buffered Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying index, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your Buffered Securities will ever develop or be maintained. We will not list the Buffered Securities on any securities exchange. We cannot predict how the Buffered Securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the Buffered Securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying index, or futures or options contracts or exchange traded instruments on the underlying index or those securities, or other instruments whose value is derived from the underlying index or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying index, except to the extent that BAC’s common stock may be included in the underlying index, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying index, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Buffered Securities. These transactions may present a conflict of interest between your interest in the Buffered Securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the level of the underlying index in a manner that could be adverse to your investment in the Buffered Securities. Before or during the initial averaging dates, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the Buffered Securities), may affect the levels of the underlying index and thus the initial average index value of the underlying index. Consequently, the level of the underlying index may change subsequent to the averaging dates, which may adversely affect the market value of the Buffered Securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also expect to engage in hedging activities that could affect the level of the underlying index during the initial averaging dates, which could affect the initial average index value. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Buffered Securities prior to maturity, and may affect the amounts to be paid on the Buffered Securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the Buffered Securities and may hold or resell the Buffered Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the level of the underlying index, the market value of your Buffered Securities prior to maturity or the amounts payable on the Buffered Securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Buffered Securities and, as such, will make a variety of determinations relating to the Buffered Securities, including the calculation of the initial average index value and the final average index value and the amounts that will be paid on the Buffered Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Underlying Index-related Risks
●
The publisher of the underlying index may adjust the underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of the underlying index can add, delete, or substitute the components included in the underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your Buffered Securities.

●
Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Buffered Securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered Securities or the component securities of the underlying index, or engaging in transactions therein, and any such action could adversely affect the value of the underlying index or the Buffered Securities. These regulatory actions could result in restrictions on the Buffered Securities and could result in the loss of a significant portion or all of your initial investment in the Buffered Securities, including if you are forced to divest the Buffered Securities due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered Securities has declined.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain, and may be adverse to a holder of the Buffered Securities. No statutory, judicial, or administrative authority directly addresses the characterization of the Buffered Securities or securities similar to the Buffered Securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities are not certain. Under the terms of the Buffered Securities, you will have agreed with us to treat the Buffered Securities as single financial contracts, as described below under “Additional Information About the Buffered Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Buffered Securities, the timing and character of gain or loss with respect to the Buffered Securities may differ. No ruling will be requested from the IRS with respect to the Buffered Securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Buffered Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the Buffered Securities.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Dow Jones Industrial Average® Summary
All disclosures contained in this pricing supplement regarding the underlying index, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the INDU (the “underlying index sponsor”). The underlying index sponsor, which licenses the copyright and all other rights to the underlying index, has no obligation to continue to publish, and may discontinue publication of, the underlying index. The consequences of the underlying index sponsor discontinuing publication of the underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying index. You should make your own investigation into the underlying index.
Dow Jones Industrial Average®
The INDU is a price-weighted index composed of 30 common stocks selected as representative of the broad market of U.S. industry, excluding transportation and utilities. The underlying index publisher with respect to the INDU is S&P Dow Jones Indices LLC, or any successor thereof.
Information as of market close on June 3, 2025 (the strike date):

Bloomberg Ticker Symbol:	INDU
Current Index Value:	42,519.64
52 Weeks Ago:	38,571.03
52 Week High (on December 4, 2024):	45,014.04
52 Week Low (on April 8, 2025):	37,645.59
For additional historical information, see “Dow Jones Industrial Average® Historical Performance” below. For additional information about the Dow Jones Industrial Average®, see the information set forth in “Annex A—The Dow Jones Industrial Average®” below.
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Dow Jones Industrial Average® Historical Performance
The following graph sets forth the daily index closing values of the INDU for the period from January 2, 2020 through the strike date. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the INDU for each quarter in the same period. The index closing value of the INDU on the strike date was 42,519.64. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The INDU has at times experienced periods of high volatility, and you should not take the historical values of the INDU as an indication of its future performance. No assurance can be given as to the closing level of the INDU on any of the final averaging dates.

INDU Daily Index Closing Values January 2, 2020 to June 3, 2025

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Dow Jones Industrial Average®	High	Low	Period End
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter	27,572.44	20,943.51	25,812.88
Third Quarter	29,100.50	25,706.09	27,781.70
Fourth Quarter	30,606.48	26,501.60	30,606.48
2021
First Quarter	33,171.37	29,982.62	32,981.55
Second Quarter	34,777.76	33,153.21	34,502.51
Third Quarter	35,625.40	33,843.92	33,843.92
Fourth Quarter	36,488.63	34,002.92	36,338.30
2022
First Quarter	36,799.65	32,632.64	34,678.35
Second Quarter	35,160.79	29,888.78	30,775.43
Third Quarter	34,152.01	28,725.51	28,725.51
Fourth Quarter	34,589.77	29,202.88	33,147.25
2023
First Quarter	34,302.61	31,819.14	33,274.15
Second Quarter	34,408.06	32,764.65	34,407.60
Third Quarter	35,630.68	33,507.50	33,507.50
Fourth Quarter	37,710.10	32,417.59	37,689.54
2024
First Quarter	39,807.37	37,266.67	39,807.37
Second Quarter	40,003.59	37,735.11	39,118.86
Third Quarter	42,330.15	38,703.27	42,330.15
Fourth Quarter	45,014.04	41,763.46	42,544.22
2025
First Quarter	44,882.13	40,813.57	42,001.76
Second Quarter (through June 3, 2025)	42,792.07	37,645.59	42,519.64

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Additional Terms of the Buffered Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The Buffered Securities will be issued in minimum denominations of $1,000.00 and whole multiples of $1,000.00 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the Buffered Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Buffered Securities occurs and is continuing, the amount payable to a holder of the Buffered Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the Buffered Securities and as though the last final averaging date were the third index business day prior to the date of acceleration. If an event of default occurs before the last initial averaging date, the initial average index value will be the arithmetic average of the index closing value on each of the initial averaging dates that have occurred up until the event of default. No further dates will be taken into account. In case of a default in the payment of the Buffered Securities, whether at their maturity or upon acceleration, the Buffered Securities will not bear a default interest rate.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Additional Information About the Buffered Securities
Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the Buffered Securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the Buffered Securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the Buffered Securities upon original issuance and will hold the Buffered Securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Buffered Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the Buffered Securities, in the opinion of our counsel, Sidley Austin LLP, and based on certain factual representations received from us, the Buffered Securities should be treated as single financial contracts with respect to the Underlying and under the terms of the Buffered Securities, we and every investor in the Buffered Securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the Buffered Securities in accordance with such characterization. This discussion assumes that the Buffered Securities constitute single financial contracts with respect to the Underlying for U.S. federal income tax purposes. If the Buffered Securities did not constitute single financial contracts, the tax consequences described below would be materially different.

This characterization of the Buffered Securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the Buffered Securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the Buffered Securities.

We will not attempt to ascertain whether any issuer of a component stock included in the Underlying would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in the Underlying were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the Buffered Securities. You should refer to information filed with the SEC by the issuers of the component stocks included in the Underlying and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in the Underlying is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Upon receipt of a cash payment at maturity or upon a sale or exchange of the Buffered Securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. A U.S. Holder’s tax basis in the Buffered Securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the Buffered Securities for more than one year. The deductibility of capital losses is subject to limitations.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the Buffered Securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the Buffered Securities. In particular, the IRS could seek to subject the Buffered Securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the Buffered Securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale or exchange of the Buffered Securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale or exchange of the Buffered Securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the Buffered Securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the Buffered Securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the Buffered Securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the Buffered Securities.

Because of the absence of authority regarding the appropriate tax characterization of the Buffered Securities, it is also possible that the IRS could seek to characterize the Buffered Securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale or exchange of the Buffered Securities should be treated as ordinary gain or loss.

Because the Underlying is an index that periodically rebalances, it is possible that the Buffered Securities could be treated as a series of single financial contracts, each of which matures on the next rebalancing date. If the Buffered Securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the Buffered Securities on each rebalancing date in return for new Buffered Securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the Buffered Securities

(which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the Buffered Securities on such date.

Non-U.S. Holders

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the Buffered Securities provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale or exchange of the Buffered Securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the Buffered Securities is engaged in the conduct of a trade or business within the U.S. and if any gain realized on the settlement at maturity, or upon sale or exchange of the Buffered Securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the Buffered Securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the Buffered Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Buffered Securities. However, it is possible that the Buffered Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying or the Buffered Securities, and following such occurrence the Buffered Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the Underlying or the Buffered Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Buffered Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the Buffered Securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Buffered Securities to become subject to withholding tax, tax will be withheld at the applicable statutory rate. As discussed above, the IRS has indicated in the Notice that it is considering whether income in respect of instruments such as the Buffered Securities should be subject to withholding tax. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Buffered Security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a Buffered Security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the Buffered Securities.

Structuring the Buffered Securities:

The Buffered Securities are our debt securities, the return on which is linked to the performance of the underlying index. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the Buffered Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Buffered Securities, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the Buffered Securities on the pricing date being less than their price to public.

The initial estimated value of the Buffered Securities as of the pricing date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the Buffered Securities, at the time we issue the Buffered Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying index, the tenor of the Buffered Securities and the hedging arrangements. The economic terms of the Buffered Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 8 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the Buffered Securities. Accordingly, the offering of the Buffered Securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the Buffered Securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Buffered Securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the Buffered Securities from us as principal at the price to public indicated on the cover of this pricing supplement, less the indicated agent's commissions and fees, if any. BofAS will sell the Buffered Securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the Buffered Securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Buffered Securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the Buffered Securities include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of BofA Securities, Inc. and an affiliate of Morgan Stanley Wealth Management each have an ownership interest, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the Buffered Securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the Buffered Securities, BofAS may offer to buy the Buffered Securities in the secondary market at a price that may exceed the initial estimated value of the Buffered Securities. Any price offered by BofAS for the Buffered Securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying index and the remaining term of the Buffered Securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your Buffered Securities at any price or at any time, and we cannot assure you that any party will purchase your Buffered Securities at a price that equals or exceeds the initial estimated value of the Buffered Securities.

Any price that BofAS may pay to repurchase the Buffered Securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the Buffered Securities.

Sales Outside of the United States

The Buffered Securities have not been approved for public sale in any jurisdiction outside of the United States. There has been no registration or filing as to the Buffered Securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the Buffered Securities in any jurisdiction other than the United States. As such, these Buffered Securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

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Australia
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Barbados
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Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar
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Indonesia
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Iran
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Italy
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Kazakhstan

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities

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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of Buffered Securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of Buffered Securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of Buffered Securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The Buffered Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Buffered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Buffered Securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Buffered Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Buffered Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Buffered Securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Buffered Securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Buffered Securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Buffered Securities in, from or otherwise involving the United Kingdom.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the Buffered Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●
Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
●
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Notes,” “closing level”, “Trading Day”, “Underlying”, “Index Publisher”, “calculation days”, and “Index” shall be deemed to refer to “Buffered Securities,” “index closing value”, “index business day”, “underlying index”, “underlying index sponsor”, “final averaging dates”/“initial averaging dates” and “underlying index”, respectively.

Validity of the securities:

In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing  the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.

June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
Annex A—The Dow Jones Industrial Average®
Unless otherwise stated, all information on the INDU provided in this pricing supplement is derived from Dow Jones Indexes, the marketing name and a licensed trademark of S&P Dow Jones Indices LLC (“SPDJI”). The INDU is a price-weighted index, which means an underlying stock’s weight in the INDU is based on its price per share rather than the total market capitalization of the issuer. The INDU is designed to provide an indication of the composite performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The corporations represented in the INDU tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors.
The INDU is maintained by an Averages Committee comprised of three representatives of SPDJI and two representatives of The Wall Street Journal (the “WSJ”). Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component’s core business. When such an event necessitates that one component be replaced, the entire INDU is reviewed. As a result, when changes are made they typically involve more than one component. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.
Changes in the composition of the INDU are made entirely by the Averages Committee without consultation with the corporations represented in the INDU, any stock exchange, any official agency or us. Unlike most other indices, which are reconstituted according to a fixed review schedule, constituents of the INDU are reviewed on an as-needed basis. Changes to the common stocks included in the INDU tend to be made infrequently, and the underlying stocks of the INDU may be changed at any time for any reason. The companies currently represented in the INDU are incorporated in the United States and its territories and their stocks are listed on the New York Stock Exchange and The Nasdaq Stock Market.
The INDU initially consisted of 12 common stocks and was first published in the WSJ in 1896. The INDU was increased to include 20 common stocks in 1916 and to include 30 common stocks in 1928. The number of common stocks in the INDU has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the INDU have been changed on a relatively infrequent basis. The INDU includes companies from nine main groups: Basic Materials; Consumer Goods; Consumer Services; Financials; Healthcare; Industrials; Oil & Gas; Technology; and Telecommunications.
Computation of the INDU
The level of the INDU is the sum of the primary exchange prices of each of the 30 component stocks included in the INDU, divided by a divisor that is designed to provide a meaningful continuity in the level of the INDU. Because the INDU is price-weighted, stock splits or changes in the component stocks could result in distortions in the INDU level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the INDU. The current divisor of the INDU is published daily in the WSJ and other publications. In addition, other statistics based on the INDU may be found in a variety of publicly available sources.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “Dow Jones Industrial Average®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the INDU to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the securities into consideration in determining, composing or calculating the INDU. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, SPDJI and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by us, but which may be similar to and competitive with the securities. In addition, SPDJI and its affiliates may trade financial products which are linked to the performance of the INDU. It is possible that this trading activity will affect the value of the securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE
June 2025

BofA Finance LLC
Buffered Securities Based on the Value of the Dow Jones Industrial Average® due January 4, 2030
Principal at Risk Securities
OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
June 2025